Exhibit 99


FOR IMMEDIATE RELEASE                         Contact:       William E. Keslar
                                                             Don H. Herring
                                                             (412) 433-6870




    USX-Marathon Group Signs Definitive Agreement to Sell Carnegie Companies


                  PITTSBURGH, June 1--USX-Marathon Group (NYSE:MRO) today announced that a definitive agreement has been signed to sell 100 percent of the stock of Carnegie Natural Gas Company and affiliated subsidiaries of USX Corporation to Equitable Resources, Inc. (NYSE:EQT).

                  Specific   financial  terms  of  the   transaction   were  not
disclosed. The transaction is subject to customary closing conditions, including due diligence and receipt of governmental approvals.

                  The Carnegie companies are engaged in natural gas production, transmission, distribution, sales and storage activities in Pennsylvania and West Virginia.

                  Marathon Oil Company, part of USX Corporation, is a worldwide integrated energy company.

                  Equitable Resources, Inc. is an integrated energy company with emphasis on Appalachian area natural gas production, transmission and
distribution  and  leading  edge  energy   management   services  for  customers
throughout the United States. Equitable also has exploration and production interests in the Gulf of Mexico and energy service management projects in selected international markets.



                                      -oOo-



(Visit our websites at www.marathon.com or www.usx.com)